UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2017

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Funding for Ongoing Operations

On October 23, 2017, Health Discovery Corporation (the “Company” or “HDC”) issued a convertible promissory note (the “Promissory Note”) to George H. McGovern, III, the Chairman and CEO of the Company, and James Dengler, a Company shareholder (the “Note Holders”), for $300,000. The Promissory Note contains an 8% annual interest rate and is due on January 1, 2019 (the “Maturity Date”). The proceeds of the Promissory Note will be used for general working capital purposes. Pursuant to the terms of the Promissory Note, the Company granted to the Note Holders a priority security interest to all intellectual property as well as all past, current and future agreements involving the Company. The Promissory Note will be senior to all other unsecured indebtedness of the Company.

At any time, the Note Holders shall have the right to convert the principal and unpaid accrued interest of the Promissory Note into common stock of the Company at a conversion amount obtained by dividing (a) all principal and accrued but unpaid interest under the Promissory Note by (b) $0.004 per share, which is based upon the ten day moving average of the Company’s common stock on October 23, 2017 (the “Conversion Price”). The right of conversion (“Optional Conversion”) is solely at the Note Holders’ discretion.

In the event that there is a change of control transaction (a “Change of Control”) prior to the Maturity Date, the Promissory Note shall be immediately (i) repaid in the amount equal to 120% of the then outstanding principal or (ii) converted to common stock of the Company. The total number of shares of Common Stock the Note Holders shall be entitled to upon conversion shall be equal to the number obtained by dividing (a) all principal and accrued but unpaid interest under the Promissory Note by (b) the Conversion Price. The choice of repayment method is solely at the Note Holders’ discretion.

If not earlier converted in connection with a Change of Control Conversion or Optional Conversion, the Promissory Note will mature on January 1, 2019 and, at the option of the Note Holders, (i) principal and accrued interest shall be due and payable in cash at such time, or (ii) principal and accrued interest can be converted into common stock of the Company at the Conversion Price.

Additionally, the Note Holders shall be entitled to appoint two additional board members to the board of directors of the Company.

Litigation Funding

As previously disclosed, the Company notified NeoGenomics Laboratories, Inc. (“NeoGenomics”) of HDC’s election to terminate all licenses that are subject to the Master License Agreement (the “MLA”) dated January 6, 2012, between the Company and NeoGenomics. The Company believes, among other things, that NeoGenomics failed to use best efforts as defined in Section 2.3 of the MLA during the Development Term of the MLA. Accordingly, NeoGenomics was directed to cease and desist all uses of the Licensed Products. Additionally, pursuant to the MLA, upon termination, NeoGenomics may not use any product or service based upon the Licensed Technology without infringing upon HDC’s technology. Furthermore, NeoGenomics was notified that any patents, issued or pending, owned by either HDC or NeoGenomics which are based in whole or in part on HDC’s patents or technology may not be used by NeoGenomics in the absence of a license authorized by HDC.

HDC evaluated the appropriate actions that HDC should take in order to protect its shareholders related to the failure of NeoGenomics to perform its obligations per the MLA. As a result of this evaluation, on October 23, 2017, the Company entered into a non-recourse purchase agreement (the “Purchase Agreement”) with a litigation-funding firm (the “Purchaser”) to provide funding for the Company’s ongoing legal action against NeoGenomics. The Company is committed to pursuing all legal actions available to rectify the damages caused by NeoGenomics. The Purchase Agreement will allow the Company to pursue these actions against NeoGenomics.

In consideration for the Purchaser’s financial commitment, the Company will grant up to $1,000,000 of the potential recovery from the legal action against NeoGenomics. Additionally, the Company has engaged legal counsel who has agreed to represent the Company in these matters against NeoGenomics. Legal counsel has agreed to work on behalf of the Company on a partial contingency basis. In return, the Company will share up to 20% of the recovery from the legal action against NeoGenomics with counsel.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with their appointment to the Board of Directors earlier this year and in recognition of their continuing contributions to the Company, on October 23, 2017, the Board of Directors of the Company granted to Mr. Ed Morrison and Mr. James Murphy each an option to purchase 2,000,000 shares of the Company’s common stock. Additionally, the Company granted to Mr. George McGovern and Mr. Marty Delmonte each an option to purchase 3,500,000 shares of the Company’s common stock. These option grants are consistent with what has been granted to other board members and management of the Company. The options fully vest six months after grant date, have an exercise price of $0.003, and expire on October 23, 2027. The fair value of each option granted is $0.0024 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.43%, an expected life of 5 years, and volatility of 110%. The aggregate computed value of these options is $26,304, and this amount will be charged as an expense over the six-month vesting period.

On October 23, 2017, the Board of Directors approved a motion to accrue compensation for the Company’s CEO, George H. McGovern, III in recognition of his service as CEO. The accrual is based upon $150,000 per year and upon Mr. McGovern’s start date in that role. While the funds will be accrued, no payment shall be made to Mr. McGovern until such time as the Company is able to afford such payments.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not applicable

(b)       Not applicable

(c)       Not applicable

(d)       Exhibits.

            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: October 27, 2017	By:	/s/ George H. McGovern, III
George H. McGovern, III
Chairman & Chief Executive Officer